UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2009 (November 24, 2009)

AmREIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-31397	20-8857707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Greenway Plaza, Suite 1000, Houston, Texas 77046

(Address of principal executive offices) (Zip Code)

(713) 850-1400

(Registrant’s telephone number, including area code)

REITPlus, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02. Termination of a Material Definitive Agreement.

On July 10, 2009, REITPlus, Inc. (“REITPlus”) entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), by and among REITPlus, AmREIT, a Maryland real estate investment trust (“AmREIT”), and REITPlus Advisor, Inc., a Delaware corporation, a wholly owned subsidiary of AmREIT and REITPlus’s external advisor (“Advisor”).

On November 24, 2009, REITPlus completed its merger with AmREIT, following the approval of the Merger Agreement and the transactions contemplated thereby by REITPlus and AmREIT shareholders at special meetings held earlier that day. Pursuant to the Articles of Merger filed with the State Department of Assessments and Taxation of Maryland, the name of REITPlus was changed to AmREIT, Inc.

Following the consummation of the merger with AmREIT, on November 24, 2009 REITPlus is internally managed and advised, and REITPlus therefore terminated its Advisory Agreement, dated as of October 30, 2007, with Advisor. As a result of the termination, REITPlus will no longer pay AmREIT or Advisor for advisory services, which were approximately $160,000 per year in advisory, management and other fees, as well as a deferred performance fee of up to 15% of any net value created in REITPlus in excess of contributed capital plus a 7% cumulative annual return. There were no termination fees payable under the Advisory Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

As part of the merger with AmREIT described in Item 1.02 above, REITPlus assumed a revolving credit facility, which provides borrowing up to $23.3 million, subject to the value of unencumbered assets. The credit facility matured in October 2009, but was extended until January 8, 2010. The credit facility contains covenants which, among other restrictions, require REITPlus to maintain a minimum net worth, a maximum leverage ratio, maximum tenant concentration ratios, specified interest coverage and fixed charge coverage ratios and allow the lender to approve all distributions. The credit facility’s annual interest rate varies depending upon the company’s debt to asset ratio, from LIBOR plus a spread of 2.50% to LIBOR plus a spread of 3.00%. As of November 24, 2009, the interest rate was LIBOR plus 3.00%, and there was a balance of $19.1 million outstanding on the credit facility.

Item 5.01. Changes in Control of Registrant.

The merger described in Item 1.02 above, which description is incorporated into this item by reference, resulted in a change of control of REITPlus. Following the merger, former REITPlus shareholders, which owned 100% of the REITPlus Common Stock prior to the merger, own approximately 3.3% of the REITPlus Common Stock following the merger, and former AmREIT shareholders own approximately 96.7% of the REITPlus Common Stock. All of the independent members of the Board of Directors of REITPlus and the Board of Trustees of AmREIT, along with the Chairman and Chief Executive Officer of REITPlus and AmREIT, H. Kerr Taylor, comprise the Board of Directors of REITPlus after the merger.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Concurrently with the closing of the merger and pursuant to the Merger Agreement, the size of the Board of Directors was increased to seven, and all of the trustees of AmREIT were elected to serve as directors of REITPlus, which includes Robert S. Cartwright, Jr., H. L. “Hank” Rush, Jr. and Philip Taggart. The election of these individuals was effective November 24, 2009. Mr. Cartwright and Mr. Taggart have been appointed to serve on the Audit Committee of the Board of Directors. It has not yet been determined upon which other committees of the Board of Directors these individuals will serve or the arrangements with respect to the compensation of directors following the consummation of the merger.

H. Kerr Taylor, AmREIT and REITPlus’s Chief Executive Officer and Chad C. Braun, AmREIT and REITPlus’s Chief Financial Officer, will remain in those positions in the combined company. In addition, on November 24, 2009, the Board of Directors named Brett P. Treadwell as the Managing Vice-President – Finance and Chief Accounting Officer of REITPlus after the merger, a position that Mr. Treadwell previously held with AmREIT. Mr. Treadwell, age 40, is responsible for assisting in the setting and execution of REITPlus’s strategic financial initiatives, as well as overseeing the internal and external financial reporting functions, and compliance with the Sarbanes-Oxley Act of 2002. Mr. Treadwell has over 18 years of accounting, financial, and SEC reporting experience and prior to joining AmREIT in 2004, he served as a senior manager with Arthur Andersen LLP and most recently with PricewaterhouseCoopers, LLP. There were no arrangements or understandings pursuant to which Mr. Treadwell was selected as an officer.

In connection with the merger, REITPlus assumed the employment agreements previously entered into by AmREIT with Mr. Taylor and Mr. Braun, as well as certain other officers of AmREIT. The Board determined that the merger of AmREIT with and into REITPlus did not constitute a “change of control” of AmREIT pursuant to the employment agreements, and therefore the individual parties to the employment agreements were not entitled to any payments triggered by any change of control under the employment agreements. The individuals subject the employment agreements agreed with the Board’s assessment. The employment agreements provide that each executive receive a base salary, is eligible to participate in annual cash and share incentive awards, and to participate in all other employee benefit programs (such as medical insurance and 401(k) plan), which are applicable to all employees. Each employment agreement provides that the respective executive may terminate the agreement at any time by delivering written notice of termination to the company at least 30 days prior to the effective date of such termination, in which case he will be subject to a 12 month non-competition agreement and entitled to payment of his base salary through the effective date of termination, plus all other benefits to which he has a vested right at that time. The employment agreements further provide that, if the executive’s employment is terminated without “cause” or the executive terminates his employment for “good reason” (each as defined in the agreement), the executive will be entitled to the following payments and benefits, subject to his execution and non-revocation of a general release of claims: (i) a cash payment equal to one times executive’s annual base salary at the time of termination and one times the executive’s annual bonus, computed as the average of the last three years’ bonuses received by the executive, payable in equal monthly installments over 12 months; (ii) all unvested restricted shares and equity interests will immediately vest; and (iii) health and medical benefits shall continue for a period of one year.

Item 8.01. Other Events.

On November 24, 2009, the Board of Directors declared a dividend in the amount of $0.041667 per share, payable in cash on or approximately on December 15, 2009, to the holders of record of the outstanding common stock of the Company at the close of business on November 30, 2009.

This Current Report serves as notice that REITPlus, under its new name of AmREIT, Inc. and as a result of the merger with AmREIT described above, is the successor issuer pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to paragraph (a) of Rule 12g-3, the REITPlus Common Stock is deemed registered under Section 12(g) of the Exchange Act. REITPlus also succeeds to AmREIT’s reporting obligations under Section 13(a) and 15(d) of the Exchange Act.

On November 25, 2009, REITPlus, under its new name of AmREIT, Inc., issued a press release, among other things, announcing the consummation of the merger between AmREIT and REITPlus. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated November 25, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 25, 2009	AmREIT, Inc. (formerly REITPlus, Inc.)

	By:	/s/ Chad C. Braun
Chad C. Braun Chief Financial Officer